UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	October 12, 2004

CURON MEDICAL, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-31519	77-0470324
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

46117 Landing Parkway Fremont, California	94538
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(510) 661-1800

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02. Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review

(a) As previously reported in Curon Medical’s Current Report on Form 8-K filed August 19, 2004, the Company’s Audit Committee, with the assistance of independent accounting and legal advisors, conducted an independent investigation relating to the recognition of revenue on certain sales transactions and improper information given by sales personnel to certain customers with regard to Medicare reimbursement coding.

On October 12, 2004, the Company’s Audit Committee and management concluded that the previously issued financial statements contained in the Company’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2004 should no longer be relied upon because of errors in those financial statements relating to the aforementioned revenue recognition issue, and that the Company would restate those financial statements to correct this accounting.

The Company had previously reported in it’s Current Report on Form 8-K filed August 19, 2004, that it had determined that an error related to the initial valuation, classification and subsequent accounting of the warrants issued in connection with the Company’s February 6, 2004 private placement of common stock and warrants required the adjustment of the previously issued financial statements contained in the Company’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2004. The fair value of the warrants will be reclassified from equity to a liability and subsequently marked to market at the end of each reporting period with the corresponding change in the fair value of the warrants being recorded as a non-operating item in the condensed consolidated statement of operations.

In light of the foregoing, the Company expects to file an amendment to its Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2004, reflecting all necessary adjustments. Accordingly, the referenced financial statements should not be relied upon until such time as the Company files its restatements.

Both the Company’s Audit Committee and the Company’s management have discussed with the Company’s independent registered public accounting firm, the matters disclosed in this Current Report on Form 8-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CURON MEDICAL, INC.

By:	/s/ Alistair F. McLaren
Alistair F. McLaren Vice President of Finance, Chief Financial Officer

Date: October 15, 2004

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